Copyright 2008 JDA Software Group, Inc. - CONFIDENTIAL JDA to Acquire i2 JDA Introduction August 12, 2008

Safe Harbor Statement This document and our comments today will contain forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks are further described at the end of this presentation, and from time to time in JDA's Securities and Exchange Commission reports, (including but not limited to the annual report on Form 10-K for the year ended Dec. 31, 2007, and subsequently filed reports). This document also includes certain non-GAAP measures, which JDA uses internally in budgeting and performance monitoring activities to gauge our business performance. We believe these measures provide useful information to investors in evaluating JDA's ongoing business results. We have prepared a reconciliation of each of these measures to the most directly comparable GAAP measures in our [investor release] which is posted on our website at www.jda.com.

Agenda Company Overview JDA and i2 Combination The JDA Acquisition Approach Q&A

Increased Opportunity "Great Together" +

<root/> Introductions Mike Berry, EVP CFO Steve Estrada, SVP CMO

History and Evolution 1988 1996 1998 2000 2002 2004 2006 2008 Supply Chain Specialists Supply Chain Optimization Software e Commerce Market places Bubble Burst New Gen SCM The Supply Chain Results Company Supply Chain consulting and process Customer Value focus IP acquisitions Strong distribution "Trade Matrix" dot com and B2B exchanges SEC investigation Delisting Restatement Focus on technology and tools Frontal attack on large players Return to profitability and positive cash flow Customer- focused sales model (CBU/SBU) Results and speed focus Managed Services and PaaS

Dallas Markham, ON Ascot, UK Bangalore Japan Detroit, MI Korea Key Facilities Some presence Medium/Strong presence ?? ?? ?? ?? ? ? ? ? ?? ?? ?? ?? ? ? Cambridge, MA Facilities and Personnel

Blue chip customer base with long standing relationships i2 customers are the leading companies in many industries 9 of the top 10 Global Aerospace and Defense Companies 14 of the top 17 Electronics OEMs 10 of the top 11 Global Computer and Office Equipment Providers 4 of the top 7 U.S. General Merchandisers 6 of the top 7 Global Automotive Companies 7 of the top 11 3PLs 3 of the top 7 Global Industrial Companies 9 of the top 13 Global Steel Companies 3 of the top 4 U.S. Specialty Retailers 46 of the World's Top Consumer Brands Sample customers: Average revenue share of wallet in customer base $579K

The Supply Chain Results Company Strictly Confidential Executive Affiliates

i2 229 SAP 740 Oracle 586 Infor / SSA 307 Manhattan Assoc. 280 IBS 188 Invensys 168 JDA / Manu 161 Red Prairie 148 Others 3226 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 A Leading Supply Chain Planning Vendor Globally Investment in R&D and sales/service has created a truly differentiated and powerful brand in supply chain Competitive advantages driven by unparalleled IP across entire company i2 3.8% SAP 12.3% Oracle 9.7% JDA/Manu 2.7% Infor/SSA 4.9% Man. Assoc. 4.9% Invensys 2.8% IBS 3.0% Others 53.5% Supply Chain Management Market Share Red Prairie 2.5% Source: AMR Research 2007 Supply Chain Complexity Supply Chain Management Imperative IV III I II Areas of Focus

The SCM Journey 2003 Onward-Global synchronized PDCA Level 1 Functional Optimization Agility Maturity Level 2 Cross-Functional Plan Optimization Level 3 Closed-Loop Performance to Plan Level 4 Real-Time S&OM (Sales & Operations Management) % i2 Customers 60% 25% 13% 2%

"The importance of this leadership is hard to overstate. Companies in this year's Top 25 are able to respond quickly and efficiently to opportunities arising from market or customer demand. It is not simply a matter of cutting costs." * *Source: Kevin O'Marah, SVP of Research, AMR Research, in AMR Press Release titled "AMR Research Announces the 2007 Supply Chain Top 25." May 31, 2007. 20 of Supply Chain Top 25* use i2 solutions Including: Apple IBM Toyota Motor Anheuser-Busch Tesco Best Buy Samsung Electronics Cisco Motorola Coca-Cola Johnson & Johnson Nike Hewlett-Packard Lockheed Martin And six others.... In Recent Rankings, i2's Customers Come Out on Top: 9 of the top 10 Global Aerospace and Defense Companies 14 of the top 17 Electronics OEMs 10 of the top 11 Global Computer and Office Equipment Providers 4 of the top 7 U.S. General Merchandisers 6 of the top 7 Global Automotive Companies 7 of the top 11 3PLs 3 of the top 7 Global Industrial Companies 9 of the top 13 Global Steel Companies 3 of the top 4 U.S. Specialty Retailers 46 of the World's Top Consumer Brands Powering the World's Best Supply Chains

Customers Are Industry Leaders

Customer Base (approx) More than 400 customers ~360 active on maintenance ~130 joint i2 / JDA customers ~30-50 Retailers ~50 CPG ~12 3PLs ~115 Transportation customers Rest are Discrete Manufacturing Semi-conductor, electronics, automotive, industrial

Complementary Product Portfolio Retailer/ Customer Distributor/ Warehouse OEM (Manufacturer) Tier 1 Supplier Tier 2 Supplier Execution, Collaboration and Visibility Customer Order Fulfillment Collaborative Supply Execution Supply Chain Visibility Transportation and Distribution Management Transportation Procurement Network Design and Analysis Transportation Planning and Optimization Transportation Execution and Freight settlement Visibility, Monitoring and Analytics Supplier Relationship Management Material and Supplier Mgmt Negotiate Spend Analysis Demand and Supply Management Network Analysis/ Design Inventory Optimization Demand Planning Supply Planning Factory Planning and Scheduling Retail Solutions Buying and Assortment Mgmt. Pricing and Promotions Merchandise Financial Planning Allocation and Replenishment Agile Business Process Platform (ABPP)

Differentiated Product and Business Process Workflows for New-Generation Supply Chain Customized solutions represent a large part of the new-generation SCM market Significant lead over key competitors in developing a modular SCM business process platform Cutting-edge solutions for industry verticals represented in the Business Content Library Over 300 installed base supply chain planning customers that are available for New-Gen upgrades, creating over $500K license and $1M in new service revenue per customer Five years experience on SOA architecture

Revenue Mix 1Q04 2Q'04 3Q'04 4Q'04 1Q'05 2Q'05 3Q'05 4Q'05 1Q'06 2Q'06 3Q'06 4Q'06 1Q'07 2Q'07 3Q'07 Software solutions 10.789 15.376 16.432 17.549 25.41 23.49 18.048 22.943 16.922 15.388 20.569 23.364 13.433 11.41 10.5 Services 28.999 27.154 30.836 25.776 27.626 27.535 23.271 25.406 23.874 26.143 27.007 29.47 28.695 31.55 33.4 Maintenance 31.004 29.798 27.742 28.22 25.818 25.496 24.268 25.03 23.214 23.12 23.745 22.748 21.009 22.02 22.6 (1) Operating revenue equals GAAP revenue less contract revenue (2) Based on 2007 revenues $72.3 $75.0 $71.5 $78.9 $76.5 $65.6 $73.4 $64.0 $64.7 $71.4 $75.6 Operating revenue1 ($ millions) Mix of recurring revenue Approx. 60% of total revenue is highly visible in nature2 Maintenance: primarily 1-year, with approximately 90% renewal rate; some multi-year Services: 6-9 months forward visibility Software Solutions: Subscription revenue $63.1 $65.0 $66.5

Agenda JDA Company Overview JDA and i2 Combination The JDA Acquisition Approach Q&A

JDA + i2: Strategic Implications Creates A Market Leader for Supply Chain Accelerates Solution Innovation Expands Strategic Initiatives India Center of Excellence (CoE) Consulting Services offerings Focus on large opportunities Cultural Synergies Expanded Profitability Through Additional Economies of Scale

Our Strategy for Success: Vertical Market Leader Diverse Horizontal Business Model Deep Limited-Span ERP heritage technology Broad solutions footprint Complex implementations Overlapping solutions Optimization expertise Demand/Supply chain focused Speed-to-value implementations Limited demand chain span Point Solution implementations Limited growth options Establishes JDA As A Market Leader In Global Demand/Supply Chain Optimization Deep End-to-End Supply Chain Optimization Focus +

Retail (~4,500 Companies) Process Mfg (~17,000 Companies) Discrete Mfg (~17,000 Companies) Note: Company counts reflect JDA's estimate of the approximate Tier 1 and Tier 2 addressable market Further Diversifies Products and End Markets

Completes the Picture in Manufacturing JDA - Process Mfg Products made in "batches" and "continuous flow" Examples: Food & Bev Chemical Paper i2 - Discrete Mfg Products made or assembled, bill of material-based Examples: High Tech / Electronics Consumer Goods Automotive Industrial

Retail, 37% Manufacturing & Distribution, 60% Services Industries, 3% Diversifies Customer Base 1,500+ Retailers 4,500+ Manufacturers & Wholesalers-Distributors Breakdown of Pro Forma Combined LTM Revenues of $635mm

Accelerates Solution Innovation Many Solution Synergies and Limited Overlap Retail - JDA: Fashion, Specialty, Grocery, General & Mass Merchandise i2: Customer Order Management + innovative retail solution approach Transportation - JDA: Shippers i2: Shippers, 3PL, Carriers + Transportation Modeling and Procurement Manufacturing - JDA: Consumer Goods & Process Manufacturing i2: Discrete Manufacturing - Electronics, High Tech, Automotive, Industrial Cross Industry - Collaboration / Visibility Supplier Relationship Management

Accelerates Solution Innovation Creates a unique solution offering integrating all consumer- driven manufacturers with retailers Expands our transportation solutions market and offering Adds SaaS and managed service offering Ease of technical integration Common technical foundations (J2EE) Complementary capabilities JDA's low cost, fault-tolerant scalability i2's services-based business process configuration Expands our expertise 2 Centers of Excellence (CoE) Hyderabad Bangalore

Complementary Operational Fit Deep domain Supply Chain experts Customer focused businesses Focus on leading edge innovation Planning and Optimization solutions India-based Centers of Excellence Complementary business models Longstanding key associates

Track Record of Delivering Growth Strong software license growth since acquisition of Manugistics in 3Q06 Average of 4 Quarters pre-Manugistics acquisition, post Manugistics acquisition and latest four quarters Manugistics Acquisition Average: $12.6 Average: $16.8 Average: $18.4

Track Record of Enhancing Profitability EBITDA Margin 17% 14% 8% 10% 18% 18% 22% 23% 27% 23% 23% 22% Manugistics Acquisition Average: $6.6 Average: $18.0 Average: $22.6 EBITDA Average of 4 Quarters pre-Manugistics acquisition, post Manugistics acquisition and latest four quarters

Increased Economies of Scale Incremental Revenue Opportunity Enhanced market presence expands competitive opportunities Expands addressable market Large installed base together with expanded product offering allows for significant cross-selling and up-selling improves Tier 1 and Tier 2 sales abilities

Significant Increase In Scale Combined Combined Combined Maintenance Revenues (LTM) Services Revenues (LTM) Total Revenues (LTM) Software Revenues (LTM) Combined

Pro Forma Earnings Power LTM EBITDA $90.5 $45.8 ~($6.0) ~$20.0 $150.3

Durable, Comprehensive Value Proposition Establishes JDA as a leading vertically-focused specialist in the supply chain market Solutions that customers need in this difficult economy - optimize inventory, price, transportation and labor Customers already see the synergies - 130+ common customers Complementary strengths and operating models +

Transaction Rationale

Enhanced Scale & Profile	▪ Pro Forma Combined LTM Revenues of $635 million (47% recurring from subscription & maintenance) ▪ Pro Forma combined LTM EBITDA of $136 million, before synergies ▪ Significant operating leverage in global sales & delivery infrastructure ▪ Expands addressable market – doubles manufacturing market adding discrete manufacturers, strengthens Tier 1 ▪ Creates the world's first advanced planning and optimization offering for the entire consumer products value chain
Highly Accretive	▪ ~$20 million of identified, near-term net operating cost savings ▪ Highly accretive in first full year (synergies realized in first 2-3 quarters) ▪ Cash acquisition - $425 million debt
Ideal Fit for JDA	▪ Consistent with JDA strategy ▪ Uniquely positioned to leverage experience with Manugistics in growing the business ▪ Ability to expand i2 market through JDA's expertise selling into Tier 2 ▪ Easier integration than Manugistics - incremental rather than transformational

Copyright 2008 JDA Software Group, Inc. - CONFIDENTIAL

JDA REAL DEMAND CHAIN RESULTS

Agenda JDA Company Overview JDA and i2 Combination The JDA Acquisition Approach Q&A

Experienced Consolidator Focused on strategic acquisitions acquire strong brands and market leaders expand solution offering and target markets Strong track record for delivering synergies rapidly Committed to the business retain customers retain key associates retain market leading brands

JDA is an Experienced Consolidator with a Detailed Integration Plan Continue Shared Commitment to Customer Success Enhance and Integrate Customer Support Execute Detailed Plan for Integration of One Cohesive Solution Offering Expand Economies of Scale in Consulting Complimentary Business Models Standardized Global Operational Systems Combined Sales Force by Vertical with Expanded Solution Offering Establish Strong Positioning With SI's and OEM's Customer Focus Overall Operations Sales & Marketing Product Dev. & Delivery

History of Associate Retention Opportunities for professional growth JDA values diversity of knowledge and experience that associates of acquired companies bring

Transaction Status Regulatory Review Process HSR SEC i2 shareholder vote Anticipate that the deal will close in the fourth quarter of 2008

Between Now and Close 1st Responsibility - "Business As Usual" Run the JDA business Run the i2 business Focus on customer commitments & associate retention 2nd Responsibility - "Prepare the Plan" Develop detailed transition plans Be ready on Day One JDA believes in rapid implementation = eliminates uncertainty 3rd Responsibility - "Provide Answers" Align the organization

Agenda JDA Company Overview JDA and i2 Combination The JDA Acquisition Approach Q&A

Typical Top of Mind Questions Am I going to lose my job? Do I have to relocate to Scottsdale or Hyderabad? How will my compensation or benefits change? Will I have a new manager? Are there products that will be discontinued? What architecture will we use going forward?

Communication Dos and Don'ts DO NOT send anything other than approved external documents and External FAQs include reference to pending acquisition in RFPs use "freelance" language blog, posting to message boards, etc. about the pending acquisition start acting as one company until Closing ("gun jumping") DO direct interested parties to JDA and i2 web sites for information answer questions only with approved external speaking points refer media and analysts to appropriate JDA and i2 contacts ask for assistance in handling sensitive situations execute 3Q business as normal

Q&A

Optimization Expertise Vertical Market Leader Merchandising & Supply Chain Focused JDA Positioning Scalable Platform Rich Functionality & Services Commitment to Innovation JDA Solutions Consistent Financial Performance Retention of Expert Personnel Strong Balance Sheet JDA Stability Proven Financial Results Unmatched Customer Base Customer Directed Innovation JDA Customers A Leader in Supply Chain

Agenda 2Q08 Financial Update JDA Performer ... and More Project Igloo: JDA to Acquire i2 Q&A

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995 This presentation contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about the consummation of the pending merger of JDA Software Group, Inc. ("JDA") and i2 Technologies, Inc. (i2"), future financial and operating results of the combined company and benefits of the pending merger. Factors that could cause actual results to differ materially from those described herein include: (a) JDA's ability to leverage the i2 products to enable it to further expand its position in the supply chain market; (b) JDA's ability to successfully integrate and market the i2 products; (c) JDA's and i2' ability to obtain regulatory approvals; and (d) JDA's and i2's assumptions regarding the future financial and operating results of the combined company if JDA and i2 successfully complete the merger. Additional information relating to the uncertainty affecting the businesses of JDA and i2 as well as certain risk associated with the pending merger between JDA and i2 are contained in the respective filings with the SEC, including the Proxy Statement referred to below. Neither JDA nor i2 is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the specific risks identified in the proceeding paragraph, mergers involve a number of special risks, including diversion of management's attention to the assimilation of the technology and personnel of acquired businesses, costs related to the merger, the integration of acquired products, technologies and employees into JDA's business and product offerings, and the risk that the merger is not consummated. Achieving the anticipated benefits of the pending merger will depend, in part, upon whether the integration of the acquired products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate the business of the two companies, and any related diversion of management's attention, could have a material adverse effect on the combined company's business, operating results and financial condition.

SEC Legend In connection with the proposed transaction, i2 has agreed to file with the Securities and Exchange Commission (the "SEC") and mail to its stockholders a Proxy Statement soliciting approval for the proposed transaction. The Proxy Statement will contain important information about the proposed transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement will be mailed to the stockholders of i2. Investors and security holders may obtain free copies of this document (when it is available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by go going to i2's Investor Relations page on its corporate website at www.i2.com.

SEC Legend i2, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of i2 in connection with the transaction described herein. Information regarding the special interests of i2's directors and executive officers will be included in the Proxy Statement described above. Additional information regarding these directors and executive officers is also set forth in i2's proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2008 and Annual Report on Form 10-K filed with the SEC on March 17, 2008. These documents are available free of charge at the SEC's web site at www.sec.gov. i2's filings are available free of charge on i2's corporate website at www.i2.com on its investor relations page. JDA may be deemed to have participated in the solicitation of proxies from the stockholders of i2 in favor of the proposed transaction described herein. Information regarding JDA's directors and executive officers is set forth in JDA's proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2008 and Annual Report on Form 10-K filed with the SEC on March 14, 2008. These documents are available free of charge at the SEC's web site at www.sec.gov. JDA's filings are available free of charge on JDA's corporate website at www.jda.com on its investor relations page.